THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) UNDER COVER OF A REGISTRATION STATEMENT UNDER THE ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (ii) PURSUANT TO THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR TRANSFER.


              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

        Warrant for the Purchase of Shares of Common Stock

No. JWG:06-30-98                                150,000 shares of
                                                     Common Stock

     FOR VALUE RECEIVED, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), hereby certifies that JW GENESIS FINANCIAL CORPORATION ("JW Genesis"), or any permitted assignee thereof (the "Holder"), is entitled to purchase from the Company, at any time in whole, or from time to time in part, during the period commencing from the date of this Warrant and ending at 5:00 p.m. Eastern Daylight Savings Time on June 30, 2001 (the "Exercise Period"), up to one hundred fifty thousand (150,000) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share ("Common Stock"), at a purchase price of $1.875 per share; provided, however, that the number of shares of Common Stock to be issued and delivered by the Company upon any exercise of this Warrant and the purchase price to be paid for each share shall be subject to adjustments from time to time as hereinafter provided in this Warrant. This Warrant and all warrants of like tenor which may be issued by the Company in exchange or substitution for, or upon transfer or partial exercise of, this Warrant are hereinafter collectively referred to as the "Warrants"; the shares of Common Stock issuable and issued upon exercise of the Warrants are hereinafter collectively referred to as the "Warrant Shares" and the price payable for each of the Warrant Shares upon exercise is hereinafter referred to as the "Warrant Price".

     Exercise of Warrant and Shareholder Approval

     1.1 This Warrant may be exercised, as a whole at any one time or in part from time to time, during the Exercise Period, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed by the Holder) at the address set forth in Section 8 hereof, together with payment in the manner hereinafter set forth, of an amount equal to the Warrant Price in effect at the date of such exercise multiplied by the total number of Warrant Shares to be purchased upon such exercise. Payment for Warrant Shares shall be made by a cashier's or certified check or money order, payable in New York Clearing House funds, to the order of the Company. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares and the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised. Upon any exercise and surrender of this Warrant, the Company (a) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) will deliver to the Holder such other securities and properties which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     1.2 In connection with the transactions pursuant to which the Company is issuing this Warrant, the Company is also issuing (i) to RBB Bank Aktiengesellschaft ("RBB Bank") certain shares of a new series of Preferred Stock designated as Series 10 Class J Convertible Preferred Stock ("Preferred Stock"), which Preferred Stock is convertible into the Company's Common Stock pursuant to the terms thereof, and certain warrants to RBB Bank for the purchase by RBB Bank of up to 350,000 shares of Common Stock ("RBB Warrants") pursuant to the terms of that certain Private Securities Subscription Agreement, dated June 30, 1998 between the Company and RBB Bank ("RBB Subscription Agreement"), and (ii) a certain warrant to Robert B. Prag ("Prag Warrant") providing for the purchase of up to an aggregate of 625,000 shares of Common Stock pursuant to the terms of that certain Placement and Consulting Agreement, dated June 30, 1998 between the Corporation and the Holder ("Liviakis Consulting Agreement"), (iii) a certain warrant to Liviakis Financial Communications, Inc. ("Liviakis Warrant") providing for the purchase of up to an aggregate of 1,875,000 shares of Common Stock pursuant to the terms of the Liviakis Consulting Agreement, and (iv) a certain warrant to Fontenoy Investments ("Fontenoy Warrant") providing for the purchase of up to an aggregate of 350,000 shares of Common Stock.

     If (i) the aggregate number of shares of Common Stock issued by the Company as a result of (a) conversion of the Preferred Stock, (b) payment of dividends accrued on the Preferred Stock, (c) exercise of the RBB Warrants, (d) exercise of this Warrant, (e) exercise of the Prag Warrant, (f) exercise of the Liviakis Warrant, and (g) exercise of the Fontenoy Warrant exceeds 2,388,347 shares of Common Stock (which equals 19.9% of the outstanding shares of Common Stock of the Company as of the date of this Warrant), (ii) RBB Bank has converted or elects to convert any of the then outstanding shares of Preferred Stock pursuant to the terms of the Preferred Stock at a Conversion Price (as defined in the terms of the Preferred Stock) less than $1.875 ($1.875 being the market value per share of Common Stock as quoted on the NASDAQ as of the close of business on June 30, 1998), other than if the Conversion Price is less than $1.875 solely as a result of the anti-dilution provisions of the Preferred Stock, then, notwithstanding anything in this Warrant to the contrary, thereafter the Company shall not issue any shares of Common Stock as a result of the exercise of this Warrant unless and until the Company shall have obtained approval of its shareholders entitled to vote on the transactions referenced to in the RBB Subscription Agreement and the Liviakis

Consulting Agreement pursuant to requirements of subparagraphs
(25)(H)(i)d, and (iv) and (v) of Rule 4310 of the NASDAQ
Marketplace Rules ("Shareholder Approval").

     If Shareholder Approval is required as set forth in the above paragraph, the Company shall take all practical steps to obtain such Shareholder Approval within ninety (90) days of the event triggering the need for Shareholder Approval (the "90 Day Period"). The Holder shall, and the Company shall use its best efforts to cause its officers and directors to, vote all shares of Common Stock of the Company over which they have voting control in favor of such Shareholder Approval. If the Company is required to obtain such Shareholder Approval within the 90 Day Period, then, the Company agrees that the Exercise Period shall be extended for that number of additional days equal to the number of days in the period of time beginning with the day after the expiration of the 90 Day Period and ending as of the day such Shareholder Approval is obtained.

     In addition, if the Company is required to obtain such Shareholder Approval within the 90 Day Period but is unable to obtain such Shareholder Approval within such 90 Day Period and thereafter the Holder notifies the Company in writing of its intention to exercise this Warrant for all or a portion of the Warrant Shares pursuant to the requirements of this Warrant ("Notification of Intention") before such Shareholder Approval is obtained, with such Notification of Intention specifying the exact number of Warrant Shares that the Holder intends to purchase ("Warrant Shares to be Purchased") pursuant to the requirements of this Warrant, then the Company shall have an additional sixty (60) days ("Additional 60 Days") from receipt by the Company from the Holder of such Notification of Intention. If the Company has not obtained the Shareholder Approval within the Additional 60 Days, then the Holder shall have the option to terminate this Warrant as to the Warrant Shares to be Purchased, and, in the event of such termination, the Company shall pay to the Holder an amount ("Payment Amount") determined by subtracting from (a) an amount determined by multiplying the fair market value (as defined below) per share of Common Stock by the number of Warrant Shares to be Purchased, (b) the Aggregate Exercise Price of the Warrant Shares to be Purchased. If the Holder elects to terminate this Warrant as to the Warrant Shares to be Purchased for the Payment Amount pursuant to the terms of this paragraph ("Election"), the Holder shall deliver to the Company written notice ("Election Notice") of the Election, and the Company shall have fifteen (15) days from receipt of such Election Notice to pay the Payment Amount to the Holder either in cash or by delivering to the Holder the Company's promissory note payable to the order of the Holder in the principal amount of the Payment Amount. If the Company elects to pay the Payment Amount by delivery to the Holder such promissory note, such promissory note shall be in the principal amount of the Payment Amount and shall bear an annual rate of interest equal to the prime rate announced from time to time by the Chase Manhattan Bank plus 1%, with the principal payable in thirty-six (36) equal monthly installments plus accrued and unpaid interest, and the first monthly installment beginning the first full month after issuance of such promissory note. Such promissory note shall be in form reasonably satisfactory to the Holder. For the purpose of this paragraph, "fair market value" per share of the Company's Common Stock shall be the average closing price of a share of the Company's Common Stock as reported on the National Association of

Securities Dealers Automated Quotation System ("NASDAQ"), or if the Common Stock is not listed on the NASDAQ but is listed for trading on a national securities exchange the average closing price of a share of Common Stock as reported on such national securities exchange, for the five (5) trading days immediately prior to the Company's receipt of the Election Notice from the Holder. Notwithstanding anything herein to the contrary, this Warrant as to the Warrant Shares to be Purchased shall terminate in all respects as of the date of receipt by the Company of the Holder's Election Notice.

2.   Reservation of Warrant Shares.

     2.1 The Company covenants and agrees that all Warrant Shares which may be acquired by the Holder under this Warrant will, when issued and upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, and free from all restrictions on the sale or transfer thereof, except such restrictions as may be imposed under applicable federal and state securities laws and applicable exchange on which the Common Stock may be listed, and free and clear of all preemptive rights.

     2.2 The Company covenants and agrees that it will, at all times, reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of this Warrant; and, if at the time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action at its next annual meeting of stockholders as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

3.   Protection Against Dilution.

     3.1 If, at any time or from time to time after the date of this Warrant, the Company shall distribute pro rata to all of the holders of its then outstanding shares of Common Stock (a) securities, other than shares of Common Stock or stock options, or (b) property, other than cash, without payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period.

    3.2 If, at any time or from time to time after the date of this Warrant, the Company shall (a) pay a dividend on its Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock any shares of any other class of capital stock of the Company, the number of Warrant Shares and the Warrant Price in effect immediately prior to such event shall be adjusted so that, upon exercise of this Warrant, the Holder shall be entitled to purchase under this Warrant, without additional consideration therefor, the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to purchase immediately following the happening of any of the events described above in this subsection 3.2 had this Warrant been exercised and the Holder become the holder of record of the Warrant Shares purchased upon such exercise immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision, combination or reclassification at a Warrant Price equal to the aggregate consideration which the Holder would have had to pay for such Warrant Shares immediately prior to such event divided by the number of Warrant Shares the Holder is entitled to receive immediately after such event. An adjustment made pursuant to this subsection 3.2 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection 3.2, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of the Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

     3.3 In case of any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the continuing or surviving corporation, or in case of any sale or conveyance to another entity of all or substantially all of the property of the Company as an entirety or substantially as an entirety, the Holder of this Warrant shall have the right thereafter, upon exercise of this Warrant, to receive the kind and amount of securities, cash or other property which he would have owned or been entitled to receive immediately after such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application thereafter of the provisions of this

          Section 3 with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Section 3 thereafter shall be correspondingly applicable, as nearly as may reasonably be, to such securities and other property. Notice of any such consolidation, merger, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to the Holder not less than thirty (30) days prior to such event. A sale of all, or substantially all, of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered upon the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Share or certificate therefor.

5.   Investment Representation and Transferability.

     5.1 By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder, and not with a view to the fractionalization and distribution thereof, and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Commission promulgated thereunder. The Holder covenants and agrees that this Warrant and the Warrant Shares will not be sold or transferred except under cover of a Registration Statement under the Act which the Commission has declared effective and the applicable state securities laws and which is current with respect to such Warrant and the Warrant Shares or pursuant to an opinion of counsel reasonably satisfactory to the Company that registration under the Act and the applicable state securities laws is not required in connection with such sale or transfer. Any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are restricted securities within the meaning thereof. Such securities may not be sold or transferred except pursuant to a Registration Statement under such Act and applicable state securities laws which is effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that such sale or transfer is exempt from the registration requirements of such Act.

     5.2 The Holder agrees that the Company may refuse to permit the sale, transfer or disposition of this Warrant or any of the Warrant Shares unless there is in effect a Registration Statement under the Act and any applicable state securities law covering such transfer or the Holder furnishes an opinion of counsel, reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

     5.3 The Holder understands that under the Act, this Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition of the Warrant or the Warrant Shares.

6. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. Warrant Holder Not Shareholder. This Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing, by hand or fax, by certified or registered mail, return receipt requested, postage prepaid, or by U. S. Express Mail service, or by private overnight mail service (e.g., Federal Express). Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand or by fax, (b) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (c) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8) to:

          If to the Company:  Perma-Fix Environmental
                              Services, Inc.
                              1940 Northwest 67th Place
                              Gainesville, Florida  32606-1649
                              Attention: Dr. Louis F. Centofanti
                                         Chief Executive Officer

                              Fax No.: (352) 373-0040

          If to the Holder:   JW Genesis Financial Corporation
                              980 North Federal Highway, Suite 310
                              Boca Raton, Florida 33432
                              Attention: Mr. Joel Marks
                                         Vice Chairman
                              Fax No.:  (561) 338-2827

9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          IN WITNESS WHEREOF, this Warrant has been signed by the parties hereto this 30th day of June, 1998.

                                   PERMA-FIX ENVIRONMENTAL
                                   SERVICES, INC.


                                   By /s/ Louis Centofanti
                                     __________________________
                                     Dr. Louis F. Centofanti
                                     Chief Executive Officer

                                   (the "Company")

                                   JW GENESIS  FINANCIAL
                                   CORPORATION


                                   By
                                    ___________________________
                                         Mr. Joel Marks
                                         Vice Chairman

                                   (the "Holder")
tsb warrants/11-12-97

                           SUBSCRIPTION


     The undersigned, ________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock of PERMA-FIX ENVIRONMENTAL SERVICES, INC., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant pursuant to the terms of said Warrant.

     Dated:____________________    Signature_______________________

                                   Address_______________________


                            ASSIGNMENT


     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto _________________________________
the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________________, attorney, to transfer said Warrant on the books of PERMA-FIX ENVIRONMENTAL SERVICES, INC.

     Dated:____________________    Signature_______________________

                                   Address_________________________



                        PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto _________________________________
the right to purchase _________ shares of the Common Stock of PERMA-FIX ENVIRONMENTAL SERVICES, INC. by the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________________, attorney, to transfer that part of said Warrant on the books of PERMA-FIX ENVIRONMENTAL SERVICES, INC.

     Dated:____________________    Signature_______________________

                                   Address_________________________